Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact:
Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RECORD FIRST QUARTER FISCAL 2008 RESULTS
-Total Revenue Increased 15.9% to a Record $535.5 Million
-Operating Income Increased 70.2% as Operating Margins Increased 120 bps
-Diluted EPS Increased 36.4% to $0.15

SIDNEY, Neb. (May 1, 2008) – Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its first quarter ended March 29, 2008.

Total revenue for the first fiscal quarter of 2008 increased 15.9% to $535.5 million compared to $462.1 million for the first fiscal quarter of 2007.  Net income for the first fiscal quarter of 2008 increased 39.4% to $10.0 million, or $0.15 per diluted share, compared to $7.1 million, or $0.11 per diluted share, for the first fiscal quarter of 2007.

In the first fiscal quarter of 2008, retail store revenue increased 37.7% to $254.4 million with a same store sales decrease of 8.4%; direct revenue decreased 0.6% to $236.5 million; and financial services revenue increased 13.9% to $40.7 million.

“We are very pleased with our 70 percent growth in consolidated operating income for the first quarter of the year, despite ongoing challenges in the consumer environment,” said Dennis Highby, Cabela’s President and Chief Executive Officer.  “We are particularly encouraged by operating income increases of 55 percent in our retail segment and 3 percent in our direct segment.  We were able to drive meaningful operating margin expansion in each division due to improved gross margins and expense management.  Additionally, our financial services business outperformed our top and bottom line expectations during the quarter.  Performance of our managed credit card portfolio with regard to delinquencies and charge-offs was in line with our expectations.”

“We remain focused on improving retail store profitability and are already seeing positive benefits from initiatives we put in place late last year,” Highby said.  “We have improved four-wall contribution and lowered inventory per square foot in our comp stores.  At the same time, we remain on track with our store expansion plans and expect to open a new store in Scarborough, Maine, on May 15 and another in Rapid City, South Dakota, in August.   We are committed to taking the necessary steps to improve our business across the board and are pleased with the traction we are getting with our initiatives to drive retail profit improvement.  We remain confident our leadership position in the marketplace will afford us significant growth opportunities well into the future.”

Conference Call Information

A conference call to discuss first quarter fiscal 2008 operating results is scheduled for today (Thursday, May 1) at 4:30 PM Eastern Time.  A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com.  A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is a leading specialty retailer, and the world’s largest direct marketer, of hunting, fishing, camping and related outdoor merchandise.  Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®.  Through Cabela’s growing number of retail stores and its well-established direct business, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service.  Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.  Cabela’s stock is traded on the New York Stock Exchange under the symbol “CAB”.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company.  Such forward-looking statements include, but are not limited to, the Company’s statements regarding expected retail store openings in 2008 and future growth opportunities. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements.  These risks and uncertainties include, but are not limited to:  the strength of the economy; the level of discretionary consumer spending; changes in consumer preferences and demographic trends; our ability to successfully execute our multi-channel strategy; the ability to negotiate favorable purchase, lease, and/or economic development arrangements for new retail store locations; expansion into new markets; market saturation due to new retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support our growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of our products; trade restrictions; political or financial instability in countries where the goods we sell are manufactured; adverse fluctuations in foreign currencies; increases in postage rates or paper and printing costs; supply and delivery shortages or interruptions caused by system changes or other factors; adverse or unseasonal weather conditions; fluctuations in operating results; the cost of fuel increasing; road construction around our retail stores; labor shortages or increased labor costs; increased government regulation; inadequate protection of our intellectual property; our ability to protect our brand and reputation; decreased interchange fees received by our financial services business as a result of credit card industry litigation; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K for the fiscal year ended December 29, 2007), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov.  Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements.  The Company’s forward-looking statements speak only as of the date they are made.  Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended
	March 29, 2008	March 31, 2007
REVENUE:
Merchandise sales	$490,911	$422,639
Financial services revenue	40,708	35,734
Other revenue	3,920	3,718
Total revenue	535,539	462,091

COST OF REVENUE (exclusive of depreciation and amortization)	313,802	278,032

SELLING, DISTRIBUTION, AND ADMINISTRATIVE EXPENSES	200,651	171,668

OPERATING INCOME	21,086	12,391

INTEREST (EXPENSE) INCOME, NET	(7,141)	(3,398)
OTHER NON-OPERATING INCOME, NET	1,859	2,196

INCOME BEFORE PROVISION FOR INCOME TAXES	15,804	11,189

PROVISION FOR INCOME TAXES	5,848	4,047

NET INCOME	$9,956	$7,142

EARNINGS PER COMMON SHARE:
Basic	$0.15	$0.11

Diluted	$0.15	$0.11

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,934,381	65,495,612

Diluted	66,575,573	67,103,984

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (In Thousands) (Unaudited)

ASSETS	March 29, 2008	December 29, 2007	March 31, 2007

CURRENT
Cash and cash equivalents	$78,085	$131,182	$51,985
Accounts receivable	56,713	46,857	30,869
Credit card loans	175,254	191,893	130,056
Inventories	620,925	608,159	505,337
Prepaid expenses and other current assets	139,924	116,297	137,326
Total current assets	1,070,901	1,094,388	855,573

Property and equipment, net	900,280	904,052	637,111
Land held for sale or development	34,811	34,802	21,078
Retained interests in securitized loans	36,864	51,777	35,334
Economic development bonds	106,314	98,035	117,008
Other assets	30,685	29,776	18,678

TOTAL ASSETS	$2,179,855	$2,212,830	$1,684,782

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT
Accounts payable and unpresented checks	$190,328	$281,391	$239,668
Gift certificates and credit card and loyalty rewards programs	169,006	184,257	132,992
Accrued expenses	88,627	139,510	84,325
Time deposits	65,494	49,219	29,748
Short term borrowings of financial services subsidiary	--	100,000	--
Current maturities of long-term debt	26,564	26,785	26,689
Income taxes payable and deferred income taxes	20,036	49,942	15,508
Total current liabilities	560,055	831,104	528,930

LONG-TERM LIABILITIES	780,995	553,167	413,005

STOCKHOLDERS’ EQUITY	838,805	828,559	742,847

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,179,855	$2,212,830	$1,684,782

CABELA'S INCORPORATED AND SUBSIDIARIES SEGMENT INFORMATION (Dollars in Thousands) (Unaudited)
	Three Months Ended
	March 29, 2008	March 31, 2007
Revenue:
Retail	$254,375	$184,754
Direct	236,536	237,885
Financial Services	40,708	35,734
Other	3,920	3,718
Total revenue	$535,539	$462,091

Operating Income (Loss):
Retail	$26,939	$17,355
Direct	33,476	32,493
Financial Services	10,777	8,559
Other	(50,106)	(46,016)
Total operating income	$21,086	$12,391

As a Percentage of Total Revenue:
Retail revenue	47.5%	40.0%
Direct revenue	44.2	51.5
Financial Services revenue	7.6	7.7
Other revenue	0.7	0.8
Total revenue	100.0%	100.0%

As a Percentage of Segment Revenue:
Retail operating income	10.6%	9.4%
Direct operating income	14.2	13.7
Financial Services operating income	26.5	24.0
Total operating income (1)	3.9%	2.7%
__________________

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

CABELA'S INCORPORATED AND SUBSIDIARIES
FINANCIAL SERVICES REVENUE AS REPORTED ON A GAAP BASIS
(Dollars in Thousands)
(Unaudited)

Financial Services Information:

The following table summarizes the results of the Company’s financial services segment on a generally accepted accounting principles (“GAAP”) basis.  For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis.  Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns.  Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:
	Three Months Ended
	March 29, 2008	March 31, 2007

Interest and fee income, net of provision for loan losses	$10,380	$4,760

Interest expense	(3,502)	(1,240)

Net interest income, net of provision for loan losses	6,878	3,520

Non-interest income:
Securitization income	43,698	43,610
Other non-interest income	16,588	11,172
Total non-interest income	60,286	54,782
Less: Customer rewards costs	(26,456)	(22,568)

Financial Services revenue	$40,708	$35,734

CABELA'S INCORPORATED AND SUBSIDIARIES
MANAGED FINANCIAL SERVICES REVENUE PRESENTED ON A NON-GAAP BASIS
(Dollars in Thousands)
(Unaudited)

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans.  Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table on a “managed” basis is important information to analyze revenue in the financial services segment.  The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value.  Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items.  Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense.  Credit losses on the entire managed portfolio are included in provision for loan losses.  Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on a Non-GAAP Basis:
	Three Months Ended
	March 29, 2008	March 31, 2007
Interest income	$51,809	$43,807
Interchange income, net of customer rewards costs	17,827	13,465
Other fee income	7,477	6,027
Interest expense	(21,710)	(18,860)
Provision for loan losses	(12,402)	(7,333)
Other	(2,293)	(1,372)
Managed Financial Services revenue	$40,708	$35,734

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	10.6%	11.2%
Interchange income, net of customer rewards costs	3.6	3.5
Other fee income	1.5	1.5
Interest expense	(4.4)	(4.8)
Provision for loan losses	(2.5)	(1.8)
Other	(0.5)	(0.4)
Managed Financial Services revenue	8.3%	9.2%

Average reported credit card loans	$362,356	$141,436
Average managed credit card loans	1,962,064	1,560,968

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